As filed with the Securities and Exchange Commission
                                on June 18, 2002
                           Registration No. 333-82224

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

                      Delaware                            11-2581812
          (State or other jurisdiction of             (I.R.S. Employer
           incorporation or organization)             Identification No.)

                              26 Harbor Park Drive
                            Port Washington, NY 11050
                               (516) 800-645-3332
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)
                              -------------------
                                 Bert E. Brodsky
                              Chairman of the Board
                              26 Harbor Park Drive
                        Port Washington, NY 516-484-4400
            (Name, address and telephone number of agent for service)

                  Copies of all communications and notices to:
                             Jonathan Friedman, Esq.
                         Vice President of Legal Affairs
                              26 Harbor Park Drive
                            Port Washington, NY 11050
                                 (516) 605-6758
                              -------------------



                            CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Title of Securities to    Amount to Be           Maximum Offering         Maximum Aggregate             Amount of
be Registered             Registered (1)         Price Per Share           Offering Price           Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
 $.001 per share)             N/A (1)                N/A (1)                 N/A (1)                  N/A(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

     (1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-82224. Therefore, no further registration fee is required.

     The Exhibit Index for this Post-Effective Amendment follows the signature page.

                    National Medical Health Card Systems, Inc.

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8


                                EXPLANATION NOTE

     This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-82224, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by National Medical Health Card Systems, Inc., a Delaware corporation ("Health Card"), which is the successor to National Medical Health Card Systems, Inc., a New York corporation ("Health Card NY") following a statutory merger effective February 15, 2002 (the "Merger") for the purpose of changing Health Card NY's state of incorporation to Delaware. Prior to the Merger, Health Card had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Health Card succeeded by operation of law to all of the assets and liabilities of Health Card NY. The Merger was approved by the stockholders of Health Card NY at the annual meeting of stockholders on January 24, 2002, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Health Card, by virtue of this Amendment, expressly adopts the Registration Statement, except as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Exchange Act.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents as originally filed with the Securities and Exchange Commission (the "Commission") by Health Card NY (except noted below) are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed pursuant to Section 13 of the Exchange Act;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed pursuant to Section 13 of the Exchange Act;

     (c) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001 filed pursuant to Section 13 of the Exchange Act;

     (d) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed pursuant to the Section 13 of the Exchange Act (filed by Health
Card); and

     (e) The description of the Common Stock contained in the Registration Statement on Form 8-A12G, which was declared effective by the Commission on July 19, 1999, and the Amended Certificate of Incorporation which appeared on Exhibit C to the Proxy Statement for the Annual Meeting of Stockholders of Health Card NY held on January 24, 2002.

     All documents subsequently filed by Health Card pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such a statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

     Not Applicable

Item 6. Indemnification of Directors and Officers

     Health Card's Certificate of Incorporation provides that a director of Health Card shall not be personally liable to Health Card or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Health Card or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Health Card shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions by the stockholders of Health Card shall not adversely affect any right or protection of a director of Health Card existing at the time of such repeal or modification.

     Health Card's By-Laws provide that Health Card shall indemnify any director or officer of the corporation, and may indemnify any other person (such director, officer, or other person, an "indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee, or agent of Health Card, or is or was serving at the request of Health Card as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Health Card and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-Laws also provide that the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Health Card, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     In addition, the By-Laws provide that expenses incurred in defending a proceeding may be paid by Health Card in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

     The indemnification and advancement of expenses provided pursuant to the By-Laws are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, any vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

          See the attached Exhibit Index that follows the signature page.

Item 9. Undertakings

          (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Health Card pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of Health Card pursuant to the provisions described in Item 6 above, or otherwise, Health Card has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Health Card of expenses incurred or paid by a director, officer or controlling person of Health Card in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Health Card will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Health Card certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Port Washington, New York, on the 18th day of June, 2002.


                                     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                     By: /s/ Bert E. Brodsky
                                             Bert E. Brodsky
                                             Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bert E. Brodsky as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and this Post-Effective Amendment No.1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                 Capacity                           Date


     /s/Gerald Shapiro          Vice Chairman
        Gerald Shapiro           and Secretary                   June 18, 2002


     /s/David Gershen           Chief Financial
        David Gershen            Officer and Treasurer
                                 (Principal Financial Officer)   June 18, 2002


     /s/Gerald Angowitz
        Gerald Angowitz         Director                         June 18, 2002


     /s/Paul J. Konigsberg
        Paul J. Konigsberg      Director                         June 18, 2002


     /s/Ronald L. Fish
        Ronald L. Fish          Director                         June 18, 2002


     /s/Kenneth J. Daley
        Kenneth J. Daley        Director                         June 18, 2002

                                  EXHIBIT INDEX

   Exhibit
    Number         Description of Exhibit
   -------         ----------------------

       4.1         1999 Stock Option Plan (1)

       5.1         Opinion of Jonathan Friedman, Esq. (opinion re legality)

      23.1         Consent of Goldstein Golub Kessler LLP

      23.2         Consent of BDO Seidman, LLP

      23.3         Consent of Jonathan Friedman, Esq. (included in Exhibit 5.1)








     (1) Denotes Document filed as an exhibit to Health Card's Registration Statement on Form S-8 (Registration Number 333-82224) filed with the SEC on February 5, 2002.

                                   EXHIBIT 5.1

                       OPINION OF JONATHAN FRIEDMAN, ESQ.



                   National Medical Health Card Systems, Inc.
                              26 Harbor Park Drive
                            Port Washington, NY 11050

Re:     Post-Effective Amendment No. 1 to the
        Registration Statement on Form S-8 of
        National Medical Health Card Systems, Inc.

Ladies and Gentlemen:

     At your request, the undersigned has examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed by National Medical Health Card Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, $.001 par value, of the Company (the "Common Stock"). Such shares are to be issued pursuant to the Company's 1999 Stock Option Plan (the "Plan"), and were registered under the Securities Act by National Medical Health Card Systems Inc., a New York corporation, prior to its re-incorporation in Delaware. We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as the undersigned has deemed relevant, the undersigned is of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     The undersigned consents to the use of this opinion as an exhibit to Post-Effective Amendment No. 1 to the above-referenced Registration Statement.

                                                    Very truly yours,

                                                    /s/Jonathan Friedman
                                                       Jonathan Friedman, Esq.

                                  Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
National Medical Health Card Systems, Inc.


     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the registration statement of National Medical Health Card Systems, Inc. on Form S-8 of our report dated August 31, 2001, on the consolidated financial statements of National Medical Health Card Systems, Inc. and Subsidiaries as of June 30, 2001 and for the year then ended appearing in the annual report on Form 10-K of National Medical Health Card Systems, Inc.



/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 18, 2002

                                  EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

National Medical Health Card System, Inc.
Port Washington, NY

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 of our reports dated September 19, 2000, relating to the consolidated financial statements and schedules of National Medical Health Card Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
    BDO Seidman, LLP
Melville, New York

June 18, 2002